                                                                    EXHIBIT 4.3

                                NATUR-PHARMA INC.

                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2006

                PAYMENT OF PRINCIPAL AND INTEREST UNCONDITIONALLY
                      GUARANTEED BY EACH GUARANTOR THEREOF

                               PURCHASE AGREEMENT
                               ------------------
                                                                    May 1, 1996

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CHASE SECURITIES INC.
c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
    140 Broadway
   New York, New York  10005

Ladies and Gentlemen:

                  NATUR-PHARMA INC., a Utah corporation, which will be the surviving entity of the Natur-Pharma Merger described below, proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Chase Securities Inc. ("Chase") (collectively, the "Initial Purchasers") an aggregate of $100,000,000 principal amount of 10 1/4% Senior Subordinated Notes due 2006 (the "Securities"), subject to the terms and conditions set forth herein, which notes are unconditionally guaranteed by Advanced Research Press, Inc. ("ARP") and TLG Laboratories Holding Corp. (the "Holding Company", and together with ARP, the "Guarantors"). As used herein, the "Company" means (i) prior to the effectiveness of the Natur-Pharma Merger, Natur-Pharma Inc. ("Natur-Pharma"), and (ii) after the effectiveness of the Natur-Pharma Merger, Twin Laboratories Inc. The Securities are to be issued pursuant to the provisions of an Indenture (the "Indenture") to be dated as of May 7, 1996, by and among the Company, the Guarantors and Fleet National Bank, as Trustee (the "Trustee").

                  Pursuant to the Stock Purchase and Sale Agreement dated as of March 5, 1996 (the "Acquisition Agreement"), by and among Messrs. Brian, Dean, Neil, Ross,

Steve and David Blechman and Stephen Welling and Ms. Jean Blechman (collectively, the "Stockholders"), the Holding Company, the Company and Green Equity Investors II, L.P. ("GEI"), among other things, (i) the Holding Company will acquire all of the outstanding capital stock of Natur-Pharma and the Company will become a wholly owned subsidiary of the Holding Company, (ii) Twin Laboratories Inc., Alvita Products, Inc., Twinlab Export Corp., Twinlab Specialty Corporation and B. Bros. Realty Corporation (together with ARP, the "Affiliated Companies") will be merged into Natur-Pharma (the "Natur-Pharma Merger"), and (iii) ARP will be merged with Natur-Pharma II Inc., a wholly owned subsidiary of Natur-Pharma, with ARP surviving the merger and becoming a wholly owned subsidiary of Natur-Pharma (the "Natur-Pharma II Merger") (the above transactions are herein referred to as the "Acquisition"). In connection with the Acquisition, the Company's name will be changed from Natur-Pharma Inc. to Twin Laboratories Inc. Concurrently with the issuance and sale of the Securities, the Company and the Guarantors will enter into a Credit Facility (the "New Credit Facility") with Chemical Bank, as managing agent, and certain lenders named therein which will consist of (i) a term loan in the amount of $53 million, and (ii) a revolving credit facility in the aggregate amount of $15 million, and in connection with the Acquisition and the Acquisition Agreement,
(i) GEI will acquire approximately 48% of the common stock of the Holding Company for aggregate consideration of $4.8 million and shares of non-voting junior redeemable preferred stock of the Holding Company for aggregate consideration of $37.0 million, and (ii) certain other investors will acquire approximately 7% of the common stock of the Holding Company for aggregate consideration of $0.7 million and shares of non-voting senior redeemable preferred stock of the Holding Company for aggregate considerations of $30.0 million.

                  For purposes of this Agreement, the term "Securities" means the $100,000,000 aggregate principal amount of the notes of the Company (the "Notes"), together with the guarantees (the "Guarantees") thereof by the Guarantors. The Securities and the Indenture are more fully described in the Offering Memorandum (as hereinafter defined). Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum.

                  The Securities will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on an exemption therefrom. The Company and the Affiliated Companies have prepared a preliminary offering memorandum dated April 19, 1996 (such preliminary offering memorandum being hereinafter referred to as the "preliminary offering memorandum"), and an offering memorandum dated May 1, 1996 (such offering memorandum, in the form first furnished to the Initial Purchasers for use in connection with the offering of the Securities, being hereinafter referred to as the "Offering Memorandum"), setting forth information regarding the Company, the Holding Company, the Affiliated Companies and the Securities. Unless otherwise explicitly provided for herein, all references herein to the preliminary offering memorandum are to the preliminary offering memorandum at April 19, 1996 and do not include any amendment or supplement subsequent thereto. Each of the Company and the Affiliated Companies hereby confirms that it has authorized the use of the preliminary offering memorandum and the Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with the offering and resale by the Initial Purchasers of the Securities in accordance with the terms and provisions of this Agreement.

                  Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), to be dated the Closing Date (as hereinafter defined), in substantially the form of Exhibit A hereto. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the 1933 Act (the "Exchange Offer Registration Statement") registering an issue of senior subordinated notes identical in all material respects to the Securities (the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer") and (ii), under the circumstances set forth therein, a registration statement pursuant to Rule 415 under the 1933 Act (the "Shelf Registration Statement").

                  This Agreement, the Indenture, the Securities, the Registration Rights Agreement, the Acquisition Agreement, the New Credit Facility, the agreements creating security interests in the assets of the Company for the benefit of the holders of indebtedness arising under the New Credit Facility (together with the New Credit Facility, the "Bank Agreements") are sometimes referred to in this Agreement, individually, as a "Transaction Agreement" and, collectively, as the "Transaction Agreements" and the Acquisition, the Offering, the Natur-Pharma Merger, the Natur-Pharma II Merger, the execution and delivery of the Bank Agreements, the execution and delivery of the Indenture and the issuance and sale of the Securities are sometimes referred to herein, individually, as a "Transaction" and collectively, as the "Transactions."

         1. Agreements to Sell and Purchase. On the basis of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the terms and conditions herein set forth, the Compa-ny, as to the Notes, and, the Guarantors, as to the Guarantees, agree to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, as to the Notes, and the Guarantors, as to the Guarantees, at a purchase price equal to 97% of the principal amount of the Securities (the "Purchase Price"), Securi-ties in the respective principal amount set forth opposite their names on Schedule A hereto.

         2. Delivery and Payment. Delivery to you of and payment for the Securities shall be made at 10:00 A.M., New York City time, on May 7, 1996 (such time and date being referred to as the "Closing Date") at such place as you shall reasonably designate. The Closing Date and the location of delivery of the Securities may be varied by agreement among you and the Company.

                  One or more of the Securities in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other name(s) as the Initial Purchasers may request in writing upon at least two business days' notice to the Company, having an aggregate principal amount corresponding to the aggregate principal amount of Securities sold pursuant to Rule 144A under the 1933 Act, as such rule may be amended from time to time ("Rule 144A"), to qualified institu-tional buyers within the meaning of Rule 144A ("QIBs") (collectively, the "Global Securities"), and one or more Securities in definitive form, registered in such names and denominations as the Initial Purchasers may so request, having an aggregate principal amount corresponding to the aggregate principal amount of the Securities sold to Institutional Accredited Investors (as defined herein) (collectively, the "Certificated Securities"), shall be delivered by the Company to the Initial Purchasers on the Closing Date with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for your respective accounts against payment by the Initial Purchasers of the purchase price thereof by wire transfer of same day funds to such bank account as the Company shall designate at least two business days prior to the Closing Date. The Global Securities and Certificated Securities in definitive form shall be made available to you at the offices of DLJ (or at such other place as shall be acceptable to you) for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

         3. Offering of the Securities and the Initial Purchasers' Representations.

                  (a) You have advised the Company that it is your intention, as promptly as you deem appropriate after the Company shall have furnished you with copies of the Offering Memorandum, to resell the Securities pursuant to the procedures and upon the terms and subject to the conditions set forth in the Offering Memorandum.

                  (b) Each Initial Purchaser represents, warrants and agrees with respect to itself, that such Initial Purchaser:

                           (i) is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the 1933 Act or the securities laws of any State of the United States or any other applicable jurisdiction;

                           (ii) will solicit offers for Securities only from, and will offer Securities only to, persons that it reasonably believes are (x) QIBs within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, (y) a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the 1933 Act ("Institutional Accredited Investors")) which the Initial Purchaser maintains on its list of persons regularly contacted regarding Rule 144A offerings and which regularly conduct business with such Initial Purchaser or (z) institutions that are outside the United States and are not U.S. persons (and are not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the 1933 Act;

                           (iii) will offer and sell the Securities only (x) to persons who it reasonably believes to be QIBs, (y) to institutions which it reasonably believes are Institutional Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum or (z) to institutions in transactions that occur outside the United States within the meaning of Regulation S under the 1933 Act;

                           (iv) is an Institutional Accredited Investor with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities;

                           (v) has not and will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) of Regulation D under the 1933 Act; and,

                           (vi) is not a pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA")) and it is not acquiring the Securities on behalf of a person whose funds to be used for the purchase of the Securities constitute assets allocated to any qualified trust that contains the assets of any employee benefit plan with respect to which the Company is a party in interest or disqualified person or the use of such assets would not constitute a non-exempt prohibited transaction under ERISA or the Code. The representation made in the preceding sentence is made solely in reliance upon such Initial Purchaser's review of "Notice to Investors" in the Offering Memorandum, which describes the employee benefit plans with respect to which the Company is a party in interest or a disqualified person.

         4. Agreements of the Company. Each of the Company and the Guarantors, jointly and severally, agrees with each of you that:

                  (a) It will advise you promptly and, if requested by any of you, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event during such period as in your rea-sonable judgment, upon the advice of counsel, you are required to deliver an Offering Memorandum in connection with sales of the Securities by you which event makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company, the Affiliated Companies and the Guarantors shall use its best efforts to prevent the issuance of any order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, and, if at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company, the Affiliated Companies and the Guarantors shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) It will not make any amendment or supplement to the preliminary offering memorandum or the Offering Memorandum, of which you shall not previously have been advised and provided a copy within two business days prior to the delivery thereof or to which you shall reasonably object. During such period as in your reasonable judgment, upon advice of counsel, you are required to deliver an Offering Memorandum in connection with sales of the Securities, the Company and the Guarantors shall promptly prepare, upon your reasonable request, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with resales of the Securities.

                  (c) It will furnish to you and to those persons who you identify to the Company, without charge, as many copies of the Offering Memorandum (and of any amendments or supplements thereto) as you may reasonably request.

                  (d) If, during such period as in your reasonable judgment, upon the advice of counsel, you are required to deliver the Offering Memorandum in connection with sales of the Securities by you, any event shall occur as a result of which it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in light of the circumstances existing as of the date the Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any law, it will promptly prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Offering Memorandum is so delivered, be misleading, and will comply with applicable law, and will furnish to you without charge such number of copies thereof as you may reasonably request.

                  (e) It will cooperate with you and your counsel in connection with the registration or qualification of the Securities for offer and sale by you under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request (provided, that neither the Company nor the Guarantors shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject or to subject itself to general taxation in any such jurisdiction). The Company and the Guarantors will continue such qualification in effect so long as required by law for distribution of the Securities by you.

                  (f) After the closing of the Exchange Offer, the Company will, so long as the Securities are outstanding, file on a timely basis with the Commission, to the extent such filings are accepted by the Commission, and whether or not the Company has a class of securities reg-istered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to
         Section 13 or Section 15 of the 1934 Act. For a period of five (5) years hereafter and thereafter for so long as you are making a market in the Securities, the Company will furnish to you copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities, and such other information concerning the Company and its Subsidiaries as you may reasonably request.

                  (g) For so long as and at any time that it is not subject to Section 13 or 15(d) of the 1934 Act, the Company, upon request of any holder of the Securities, will furnish to such holder, and to any prospective purchaser or purchasers of the Securities designated by such holder, information satisfying the requirements of subsection
         (d)(4)(i) of Rule 144A under the 1933 Act; provided, however, that the Company's obligations under this Section 4(g) shall terminate upon the earlier of (i) the date the Exchange Offer is concluded and the exchange of the Exchange Securities for the Securities tendered therein is consummated or (ii) the date the Shelf Registration Statement is declared effective by the Commission; provided further that, notwithstanding the foregoing proviso, the Company shall be obligated to deliver, upon request, any information required by Rule 144A(d)(4)(i) under the Act to prospective purchasers of the Securities during any period during which, pursuant to the Registration Rights Agreement, the Shelf Registration Statement is required to be effective, but such effectiveness has been suspended or revoked for any reason.

                  (h) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay and be responsible for all costs, expenses, fees and taxes in connection with or incident to (i) the printing, processing and distribution of the preliminary offering memorandum, the Offering Memorandum and all amendments or supplements thereto, including such copies as may be requested for use in connection with resales by you,
         (ii) the issuance and delivery of the Securities, (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (e) above (including, in each case, any filing fees in connection therewith and the fees and disbursements of counsel relating thereto), (iv) the rating of the Securities by investment rating agencies, (v) the inclusion of the Securities on the National Association of Securities Dealers, Inc. (the "NASD") Automatic Quotation System-PORTAL ("PORTAL") and the approval of the Securities by DTC for "book-entry" transfer and (vi) the performance by each of the Company and the Guarantors of its other obligations under this Agreement, including (without limitation) the fees of the Trustee, the cost of its personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities, and all expenses and taxes incident to the sale and delivery of the Securities to you.

                  (i) It will use the proceeds from the sale of the Securities in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                  (j) It will use its reasonable efforts to, and will use its reasonable efforts to cooperate with you to, cause the Securities to be designated PORTAL securities in accordance with the rules and regulations of the NASD.

                  (k) It will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

                  (l) It will use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and will use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities.

                  (m) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, as the case may be, it will not, and will not authorize or knowingly permit any person acting on its behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the 1933 Act) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

                  (n) Neither the Company nor any affiliate (as such term is defined in Rule 501(b) under the 1933 Act) of the Company will offer, sell or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the 1933 Act) which could be expected to be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the 1933 Act.

                  (o) It will not, so long as the Securities are outstanding, be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

                  (p) It will, prior to the Closing Date, furnish to the Initial Purchasers a copy of any unaudited interim combined financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Offering Memorandum.

                  (q) Each Security will bear the following legend until such legend shall no longer be necessary or advisable because the Securities are no longer subject to the restrictions on transfer described therein:

                  "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS THREE YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A, FOR SO LONG AS IT IS AVAILABLE, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D),(E) OR (F)

TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                  (r) During the period of three years after the Closing Date or such shorter period as provided by any amendment to Rule 144 under the 1933 Act, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the 1933 Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (s) For so long as the Initial Purchasers shall hold any Securities, but in no event longer than three years from the date hereof, the Company shall, upon the Company's becoming a party in interest or disqualified person with respect to any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than any such plans described in "Notice to Investors" in the Offering Memorandum, (i) promptly notify the Initial Purchasers, in writing, of such event, and
         (ii) as soon as practicable thereafter, amend the "Notice to Investors" section of the Offering Memorandum to reflect such event.

         5. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, represents and warrants to each of you that:

                  (a) Each of the preliminary offering memorandum and the Offering Memorandum, as of its date, contains all the information that, if requested by a prospective purchaser, would be required to be provided pursuant to Rule 144A(d)(4)(i) under the 1933 Act. The Offering Memorandum does not, and at the Closing Date, the Offering Memorandum and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the preliminary offering memorandum, at the date thereof and as of the date hereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the preliminary offering memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon and conforming with information relating to any Initial Purchaser furnished to the Company in writing by or on behalf of any Initial Purchaser expressly for use therein. The Company acknowledges for all purposes under this Agreement that the statements with respect to price and discount and the last paragraph on the cover page of the Offering Memorandum, the information contained under the caption "Plan of Distribution" in the preliminary offering memorandum and the Offering Memorandum, and the information regarding stabilization on the inside front cover of the preliminary offering memorandum and the Offering Memorandum (or any amendment or supplement thereto) constitute the only written information furnished to the Company by or on behalf of any Initial Purchaser expressly for use in the preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto) and that the Initial Purchasers shall not be deemed to have provided any other information (and therefore are not responsible for any such statement or omission) pertaining to any arrangement or agreement with respect to any party other than the Initial Purchasers. No contract or document that would be required to be described in the Offering Memorandum if the Offering Memorandum were contained in a registration statement on Form S-1 under the 1933 Act is not so described.

                  (b) To the Company's knowledge, no action has been taken with respect to the Company or any of its Subsidiaries, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency which prevents the issuance of the Securities, prevents or suspends the use of the preliminary offering memorandum or the Offering Memorandum or suspends the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company, the Holding Company or any of the Affiliated Companies which would prevent the issuance of the Securities, prevent or suspend the use of the preliminary offering memorandum or the Offering Memorandum or suspend the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign) is pending against or, to the knowledge of the Company, threatened against, the Company, the Holding Company or any of the Affiliated Companies which, if adversely determined, could reasonably be expected to (a) prevent the issuance of the Securities, (b) prevent the consummation of the transactions contemplated by the Acquisition Agreement, or (c) in any manner invalidate this Agreement, the Acquisition Agreement, the Registration Rights Agreement or the Indenture; and every request of any securities authority or agency of any jurisdiction for additional information (to be included in the preliminary offering memorandum or the Offering Memorandum or otherwise) that has been communicated to the Company has been complied with in all material respects or responded to in a manner acceptable to such securities authority.

                  (c) The Securities that are being sold by the Company have been duly authorized for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agr-eement against payment of the consideration set forth herein, will have been duly executed by the Company and the Guarantors; when the Securities are issued, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, the Securities issued by the Company or the Guarantors, as applicable, will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); the Securities and the capital stock of the Company conform in all material respects to the statements relating thereto in the Offering Memorandum; and the issuance and sale of the Securities by the Company will not be subject to preemptive or other similar rights.

                  (d) Each of the Transaction Agreements has been or, as of the Closing Date will have been, duly authorized and validly executed and delivered by the Company, the Affiliated Companies and the Guarantors (to the extent each is a party thereto), and, assuming due execution by you and the other parties thereto, constitutes a valid and legally binding agreement of the Company, the Affiliated Companies and the Guarantors (to the extent each is a party thereto), enforceable against the Company, the Affiliated Companies and the Guarantors (to the extent each is a party thereto) in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (e) The execution and delivery of the Transaction Agreements and the consummation of the Transactions do not and on the Closing Date will not (i) conflict with or result in a breach or violation of any of the respective charter or bylaws of the Company, the Affiliated Companies or the Holding Company or of any of the terms or provisions thereof as in effect on such respective dates, or (ii) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien (as hereinafter defined) with respect to, any of the respective charters or by-laws of the Company, the Affiliated Companies or the Holding Company or any material bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other material contract lease, or other instrument except for any such bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other material contract lease or other instrument which will be satisfied in full or terminated on or prior to the Closing Date to which the Company, the Holding Company or any of the Affiliated Companies is a party or by which any of them is bound, or to which any of the property or assets of the Company, the Holding Company or any of the Affiliated Companies is or may be subject, except for any such violation or default which, individually or in the aggregate, would not have a material adverse effect on the financial condition or results of operations or business of the Company and ARP, taken as a whole (a "Material Adverse Effect") and except for Liens in respect of the Securities and Liens to secure indebtedness incurred pursuant to the New Credit Facility, or (iii) contravene any order of any court or governmental agency or authority having jurisdiction over the Company, the Holding Company or any of the Affiliated Companies or any of their respective properties entered in any proceeding to which the Company, the Holding Company or any of the Affiliated Companies was or is a party or by which any of them is bound or vio-late or conflict with any applicable Federal, state or local law, rule, administrative regulation or ordinance or administrative or court decree applicable to the Company, the Holding Company or any of the Affiliated Companies or their respective properties except for such defaults, accelerations or contraventions that individually or in the aggregate would not have a Material Adverse Effect.

                  (f) The Company has applied to have the Securities designated as PORTAL securities in accordance with the rules and regulations of the NASD.

                  (g) Upon consummation of the Transactions, except for interests in Hambrose Leasing - III, Limited Partnership, Hambrose Leasing IV, Limited Partnership and Charterhouse Capital Associates, L.P., the only entity in which the Company will have an equity or other ownership interest will be ARP. The Company and ARP have been duly organized, each is validly existing as a corporation in good standing under the laws of its state of incorporation or organization and has full corporate power and authority to carry on its business as it is currently being conducted and as it will be conducted after the Acquisition. Each of the Company and ARP has the requisite corporate power and authority to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation (or other entity) authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

                  (h) Each of the Company and the Guarantors has the requisite corporate power and authority to authorize the offering of the Securities and to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is a party and to issue, sell and deliver the Securities being issued by such issuer.

                  (i) All of the issued and outstanding shares of capital stock of ARP have been duly authorized and validly issued, and, on the Closing Date and after the Natur-Pharma II Merger, will be owned directly by the Company. All such shares in ARP are fully paid and non-assessable, and on the Closing Date, will be owned by the Company free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") other than Liens securing indebtedness under or granted in connection with the New Credit Facility. As of the Closing Date, there will be no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of ARP.

                  (j) The authorized, issued and outstanding capital stock of the Company will be, as of the Closing Date, as set forth in the Offering Memorandum under "Capitalization"; all the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights and all of the outstanding shares of capital stock of, or other ownership interests in, the Company will be on the Closing Date owned directly by the Holding Company, free and clear of all Liens other than Liens securing indebtedness to be incurred under the New Credit Facility.

                  (k) Other than as disclosed in the Offering Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against the Company, the Affiliated Companies or the Holding Company which would be required to be disclosed in the Offering Memorandum if the Offering Memorandum were a pro-spectus contained in a registration statement on Form S-1 under the 1933 Act, or which could reasonably be expected to have a Material Adverse Effect, or materially and adversely to affect the performance of the Company's or the Guarantors' obligations pursuant to this Agreement, the Registration Rights Agreement or the Indenture or the Company's obligations pursuant to the transactions contemplated hereby or thereby and, to the Company's knowledge, no such proceedings are contemplated or threatened.

                  (l) Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company, the Affiliated Companies nor the Holding Company is in violation of any Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern in connection with protection of human health or the environment (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Affiliated Companies or the Holding Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Affiliated Companies or the Holding Company received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Affiliated Companies or the Holding Company is in violation and there are no circumstances, either past, present or that are reasonably foreseeable, that will or could reasonably be expected to lead to such violation in the future. In addition, except as disclosed in the preliminary offering memorandum or the Offering Memorandum, or as would not, individually or in the aggregate, have a Material Adverse Effect: there is no claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company, the Affiliated Companies or the Holding Company, now or in the past, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"), pending or, to the knowledge of the Company, threatened against the Company, the Affiliated Companies or the Holding Company or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company, the Affiliated Companies or the Holding Company has retained or assumed either contractually or by operation of law; to its knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that will or could reasonably be expected to result in a violation of any Environmental Law or form the basis of any Environmental Claim against the Company, the Affiliated Companies or the Holding Company or against any person or entity whose liability for any Environmental Claim the Company, the Affiliated Companies or the Holding Company has retained or assumed either contractually or by operation of law.

                  (m) None of the Company, the Affiliated Companies or the Holding Company has any knowledge of any actionable violation of any Federal, state or local law relating to employment and employment practices, discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, except for any such violation which, individually or in the aggregate, would not result in a Material Adverse Effect. There is (A) no significant unfair labor practice complaint pending against the Company, the Affiliated Companies or the Holding Company or, to the knowledge of the Company, the Affiliated Companies or the Holding Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company, the Affiliated Companies or the Guarantors or, to the knowledge of the Company, the Affiliated Companies or the Holding Company, threatened against any of them, (B) no labor strike, dispute, slowdown or stoppage ("Labor Dispute") in which the Company, the Affiliated Companies or the Holding Company is involved nor, to the knowledge of the Company, the Affiliated Companies or the Holding Company, is any Labor Dispute imminent, other than routine disciplinary and grievance matters, each of the Company, the Affiliated Companies and the Holding Company is not aware of any existing or imminent Labor Dispute by the employees of any of its principal suppliers, manufacturers or contractors and (C) no question concerning union representation within the meaning of the National Labor Relations Act existing with respect to the employees of the Company, the Affiliated Companies or the Holding Company and, to the knowledge of the Company, the Affiliated Companies or the Holding Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (A), (B) or (C) above, singly or in the aggregate) such as would not have a Material Adverse Effect.

                  (n) Subject to Liens securing indebtedness to be incurred under the New Credit Facility or disclosed in the Offering Memorandum, including capitalized leases, the Company and each of the Affiliated Companies has good and marketable title, free and clear of all Liens, to all property and assets described in the Offering Memorandum as being owned by it excluding any Liens that would not have a Material Adverse Effect. All leases to which the Company or any of the Affiliated Companies is a party are valid and binding and no default by the Company or any Subsidiary or, to the Company's knowledge, any other party has occurred or is continuing thereunder, except for any such defaults which, individually or in the aggregate, would not result in a Material Adverse Effect, and the Company and the Affiliated Companies enjoy possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or the Affiliated Companies.

                  (o) The Company and each of the Affiliated Companies maintains insurance covering their properties, operations, personnel and businesses, including without limitation product liability insurance. Neither the Company nor any of the Affiliated Companies has received written notice from any insurer or agent of such insurer that substantial capital improvements or other similar expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

                  (p) The firm of accountants that has certified or shall certify the applicable combined financial statements of the Company and the Affiliated Companies included in the preliminary offering memorandum and the Offering Memorandum are independent public accountants with respect to the Company and its Subsidiaries, as required by the 1933 Act and the 1934

         Act. The combined financial statements of the Company, together with related notes, set forth in the preliminary offering memorandum and the Offering Memorandum (and any amendments or supplements thereto) comply as to form in all material respects with the requirements of the 1933 Act and the 1934 Act and fairly present the combined financial position of the Company and the Affiliated Companies at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States of America consistently applied throughout such periods. The pro forma financial statements, together with related notes, set forth under the caption "Unaudited Pro Forma Condensed Consolidated Financial Data" in the preliminary offering memorandum and the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the transactions reflected thereby as indicated in the preliminary offering memorandum, the Offering Memorandum and the Transaction Agreements and comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

                  (q) Except as contemplated by the preliminary offering memorandum and the Offering Memorandum, subsequent to the respective dates as of which information is given in the preliminary offering memorandum and the Offering Memorandum, (i) neither the Company nor any of the Affiliated Companies has incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Affiliated Companies, taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to the Company and the Affiliated Companies, taken as a whole, (ii) there has been no decision or judgment in any litigation to which the Company or any of the Affiliated Companies are a party materially adverse to the Company and any of the Affiliated Companies, taken as a whole, and (iii) there has been no material adverse change in the financial condition or in the results of operations or business of the Company and the Affiliated Companies, taken as a whole (any of the items set forth in clauses (i), (ii), or (iii), above, "Material Adverse Change").

                  (r) All tax returns required to be filed by the Company and its Subsidiaries in any jurisdiction have been filed, other than those filings that are being contested in good faith, except where failure to so file would not have a Material Adverse Effect, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other governmental charges due or claimed to be due from such entities have been paid other than those being contested in good faith and for which adequate reserves have been provided, except where failure to so pay would not have a Material Adverse Effect.

                  (s) As of the Closing Date, the Company and the Guarantors will possess such licenses, certificates, authorizations, approvals, franchises, permits and other rights issued by local, state, Federal or foreign regulatory agencies or bodies (collectively, "Permits") as are necessary to own, lease and operate its respective properties and to conduct the businesses now conducted by them except where the failure to possess any such Permit would not have a Material Adverse Effect; as of the Closing Date, the Company and each of the Guarantors will have fulfilled and performed all of its material obligations with respect to such Permits and neither the Company nor the Guarantors will have received any notice of proceedings relating to the revocation or modification of any such Permit that is reasonably likely to have a Material Adverse Effect.

                  (t) As of the Closing Date, each of the Company and the Guarantors will own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by them, except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor the Guarantors will have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except where such infringement or conflict would not individually, or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, the use of the Intellectual Property in connection with the business and operations of the Company and the Guarantors does not infringe on the rights of any person, except where such infringement does not individually or in the aggregate have a Material Adverse Effect. The representations in this clause (t) exclude Intellectual Property matters with respect to any foreign country that has not accounted for more than 1% of the sales of the Company and the Affiliated Companies in either of the last 2 fiscal years.

                  (u) The Company, the Holding Company and each of the Affiliated Companies maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for inventory assets is compared with the existing inventory assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) None of the Company, the Holding Company or any of the Affiliated Companies has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, the Holding Company and the Affiliated Companies which any of such entities knows or has reason to believe to have been illegal under any Federal, state or local laws of the United States or any other country having jurisdiction; and none of the Company, the Holding Company or any of the Affiliated Companies has participated, directly or indirectly, in any boycotts or other similar practices in contravention of law affecting any of its actual or potential customers.

                  (w) As of the Closing Date, neither the Company nor any Guarantor is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (x) Except as disclosed in the preliminary offering memorandum or the Offering Memorandum, no holder of any security of the Company has any right to require registration of the Securities.

                  (y) Assuming the accuracy of your representations contained in Section 3 hereof and your compliance with your agreements therein set forth, it is not necessary, in connection with the sale and delivery of the Securities to you and the offer and resale of the Securities by you, in each case in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (collectively, the "TIA").

                  (z) None of the Company, the Holding Company, any of the Affiliated Companies or any affiliate (as such term is defined in Rule 501(b) under the 1933 Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the 1933 Act.

                  (aa) None of the Company, the Holding Company or any of the Affiliated Companies and any officer, director or other person (other than you, as to whom the Company makes no representation) acting on its behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the 1933 Act.

                  (ab) To the knowledge of the Company and the Guarantors, immediately after and after giving effect to the Offering, the Acquisition and the New Credit Facility, with respect to the Company on a consolidated basis, (i) the present fair salable value of its assets shall be more than the amount that will be required to pay its debts (including contingent and unliquidated debts) as they become absolute and matured, (ii) its assets, at a fair valuation, shall be greater than the sum of its debts (including contingent and unliquidated debts), (iii) it shall not be engaged in a business or transaction for which its remaining assets are unreasonably small in relation to such business or transaction, and (iv) it shall not intend to incur or believe that it will incur debts beyond its ability to pay as such debts become absolute and matured.

                  (ac) The Indenture, as of the date hereof and at the Closing Date, will conform in all material respects to the requirements of the TIA applicable to an indenture which is qualified under the TIA.

                  (ad) None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security (as that term is defined in Regulations G and U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board").

                  (ae) Based on the representation of the Initial Purchasers set forth in Section 3(b)(vi) hereof, the execution and delivery of the Transaction Agreements and the consummation of the Transactions will not involve any non-exempt prohibited transaction within the meaning of
         Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "Code"). Neither the Company nor any of its ERISA Affiliates is a "party in interest" or a "disqualified person" except with respect to those employee benefit plans described in "Notice to Investors" in the Offering Memorandum. Except as disclosed in Schedule XV to the Stock Purchase Agreement, no condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in the Company or any such ERISA Affiliate incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. With respect to any employee pension benefit plan that is subject to Title IV of ERISA, except as adequately dis-closed in the Offering Memorandum, (i) the fair market value of the assets of such employee pension benefit plan equals or exceeds the present value of the liabilities of such pension plan (as determined in accordance with the actuarial methods and assumptions set forth in the latest actuarial report for such employee pension benefit plan), except where the failure to so equal or exceed would not, singly or in the aggregate, have a Material Adverse Effect and (ii) there exists no accumulated funding deficiency which would have, singly or in the aggregate, a Material Adverse Effect. The terms "employee benefit plan," "employee pension benefit plan" and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA, the term "Affiliate" shall have the meaning assigned to such term in
         Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in Section 4975 of the Code.

                  (af) The Company has delivered to the Initial Purchasers true and correct copies of the Acquisition Agreement, and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto to which the Initial Purchasers shall have reasonably objected.

                  (ag) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby to the extent expressly set forth therein.

                  (ah) To the extent that any representation in Section 5 of this Agreement is qualified by reference to the preliminary offering memorandum, no such representation shall be deemed breached by reason of any misstatement or omission in such preliminary offering memorandum if and to the extent such misstatement or omission was corrected in the Offering Memorandum.

         6.       Indemnification.

                  (a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless (i) each of the Initial Purchasers and (ii) each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934
         Act) any of the Initial Purchasers (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Initial Purchasers or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, costs, assessments, expenses and other liabilities (collectively, "Liabilities"), including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or any preliminary offering memorandum, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities are caused by (i) an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished in writing to the Company by any of the Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement thereto) or any preliminary offering memorandum or (ii) an untrue or alleged untrue statement contained in or omission or alleged omission from the preliminary offering memorandum if a copy of the Offering Memorandum (as then amended or supplemented) was not delivered by or on behalf of the Initial Purchasers to the person asserting the claim or action, if required by law to have been so delivered by the Initial Purchasers seeking indemnification and the untrue statement or alleged statement or omission or alleged omission from such preliminary offering memorandum was corrected in the Offering Memorandum. Notwithstanding the foregoing, in the event that it is finally determined by a court of competent jurisdiction that indemnification under this Section 6(a) is not available to an Indemnified Person, expenses paid in advance of the final disposition of such claim, action, investigation or proceeding shall be repaid to the Company by such Indemnified Person. The Company and the Guarantors shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company, the Guarantors or an Indemnified Person.

                  (b) In case any action or proceeding (for all purposes of this Section 6 including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company or any of the Guarantors, the applicable Initial Purchaser with respect to such Indemnified Person shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company or such Guarantor of its obligations pursuant to this Agreement except to the extent that the Company or any Guarantor is materially prejudiced or forfeits rights or defenses by reason of such failure). Upon receiving such notice, the Company or such Guarantor shall be entitled to participate in any such action or proceeding and to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Company or to the Guarantors or any affiliate thereof) and, after written notice from the Company to such Indemnified Person of its election to so assume the defense thereof reasonably promptly after receipt of the notice from the Indemnified Person of such action or proceeding, the Company and such Guarantor shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than costs of investigation, unless (i) the Company and such Guarantor agree to pay such fees and expenses, or (ii) the Company fails promptly to assume such defense or fails to employ counsel reasonably satisfactory to such Indemnified Person, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company or such Guarantor or any affiliate of the Company or such Guarantor, and either (x) there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Company or such Guarantor or such affiliate of the Company or such Guarantor or
         (y) the Indemnified Person shall have been advised by counsel that a conflict may exist between such Indemnified Person and the Company or such Guarantor or such affiliate of the Company or such Guarantor. In the event of any of clause (i), (ii) or (iii) of the immediately preceding sentence, if such Indemnified Person notifies the Company in writing, the Company shall not have the right to assume the defense thereof and such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company, subject to the provisions hereof, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for the Indemnified Persons. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent will not be unreasonably withheld, and the Company and each Guarantor agrees to indemnify and hold harmless any Indemnified Person from and against any Liabilities by reason of any settlement of any action effected with the prior written consent of the Company. The Company and the Guarantors agree to be liable for any settlement of any proceeding effected without the Company's prior written consent if (i) such settlement is entered into more than 10 business days after receipt by the Company of the aforesaid request for payment in respect of an indemnification obligation pursuant hereto and (ii) the Company shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought pursuant hereto (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action, claim, litigation or proceeding.

                  (c) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors and their respective directors, officers and any person controlling (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Company or the Guarantors and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Ini-tial Purchaser in the Offering Memorandum that is in conformity with information furnished in writing by such Initial Purchaser expressly for use in the Offering Memorandum. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against the Company, the Guarantors or any of their respective directors or officers, or any such controlling person based on any preliminary offering memorandum or the Offering Memorandum in respect of which indemnity may be sought against any Initial Purchaser pursuant to the foregoing sentence, such Initial Purchaser shall have the rights and duties given to the Company and the Guarantors by Section 6(b) hereof (except that if the Company shall have assumed the defense thereof, such Initial Purchaser may but shall not be required to employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser), and the Company and the Guarantors, their respective directors or officers, and each such controlling person shall have the rights and duties given to the Indemnified Person by
         Section 6(b) hereof.

                  (d) If the indemnification provided for in this Section 6 is finally determined by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any Liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company and the

         Guarantors, on the one hand, and any of the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, and the Initial Purchasers, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company, the Guarantors or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations set forth herein shall be in addition to any liability or obligation such party may otherwise have to any indemnified party.

                  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to Section 6(d) hereof were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Initial Purchasers (and its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Securities purchased by such Initial Purchaser exceeds the amount of any damages or liabilities which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or al-leged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to Section 6(d) hereof are several in proportion to the respective principal amount of Securities purchased by each of the Initial Purchasers hereunder and not joint.

         7. Conditions of Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company and the Guarantors shall have performed or complied in all material respects with all of their obligations and agreements herein contained and required to be performed or complied with at or prior to the Closing Date.

                  (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as promptly as reasonably practicable following the date of this Agreement or at such other date and time as to which you may agree.

                  (c) No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, adopted or issued, by any governmental agency which would, as of the Closing Date, prevent the issuance of the Securities; and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities, and on the Closing Date no action, suit or proceeding shall be pending against, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prevent the issuance of the Securities or would have a Material Adverse Effect; and no stop order suspending the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, threatened.

                  (d) (i) Except as otherwise specifically contemplated in the Offering Memorandum, since the date hereof, there shall not have been any Material Adverse Change; (ii) since the date of the latest balance sheet included in the Offering Memorandum, there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of the Company or any of its consolidated Subsidiaries taken as a whole (excluding the repayment of certain indebtedness to David and Jean Blechman); and (iii) the Company and its Subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole, in each case other than those reflected in the Offering Memorandum.

                  (e) The Company, the Guarantors and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

                  (f) The Company and the Guarantors shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

                  (g) The Securities shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market.

                  (h) You shall have received a certificate of the Company, dated the Closing Date, executed on behalf of the Company by the President or any Vice President, and a principal financial or accounting officer of the Company, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (c) and (d) of this
         Section 7.

                  (i) On or prior to the Closing Date, (i)(A) the Acquisition and the transactions contemplated thereby shall have been consummated, and (b) the Company shall have entered into the Bank Agreements and all conditions precedent to the effectiveness thereof shall have been satisfied or waived, (ii) such transactions described in the foregoing clause (i) shall continue to be in full force and effect in accordance with the terms thereof, and (iii) the Company shall have provided to each of the Initial Purchasers and counsel to the Initial Purchasers copies of all material closing documents delivered to the parties relating to the Acquisition and the Bank Agreements (including but not limited to legal opinions relating thereto).

                  (j)      On the Closing Date, you shall have received:

                           i)       an opinion (in a form reasonably
satisfactory to you and your counsel), dated the Closing Date, of Kramer, Levin, Naftalis & Frankel ("Kramer, Levin"), counsel for the Company and the Guarantors, to the effect that:

                                    a)       assuming the accuracy of the
                           representations and warranties of the Company contained in Section 5 and your representations and warranties and assuming compliance by you with your covenants contained in Section 4 of this Agreement, the offering of the Securities by you and the issuance and sale of the Securities to you, in each case in the manner contemplated in the Offering Memorandum and as provided in this Agreement, are exempt from the registration requirements of the 1933 Act and it is not necessary to qualify the Indenture under the TIA;

                                    b)       the Notes, when executed by the
                           Company and authenticated by the

                           Trustee in accordance with the terms of the Indenture, and delivered to and paid for in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable;

                                    c)       the Guarantees, when executed by
                           the Guarantors in accordance with the terms of the Indenture, will constitute legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable;

                                    d)       the Securities and the Indenture
                           conform as to legal matters, in all material respects to the descriptions thereof contained in the Offering Memorandum; and

                                    e)       neither the Company nor any of the
                           Guarantors is an "investment company" or, to the knowledge of such counsel after reasonable inquiry a compa-ny "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                                             ii)      an opinion (in a form
                  reasonably satisfactory to you and your counsel), dated the Closing Date, of Ray, Quinney & Nebeker, counsel for the Company, to the effect that:

                                                 a) (A) the Company is a validly
                               existing corporation in good standing under the laws of the State of Utah and (B) the Company has the requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum;

                                                 b) the Company has the
                               corporate power and corporate authority to execute, deliver and perform its obliga-tions under this Agreement, the Registra-tion Rights Agreement, the Indenture and the Securities and to consummate the transactions contemplated hereby and thereby; and

                                                 c) each of this Agreement, the
                               Registration Rights Agreement, the Indenture and the Securities has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company.

                                            iii) an opinion (in a form
         reasonably satisfactory to you and your counsel), dated the Closing Date, of Kelley Drye & Warren ("Kelley Drye"), counsel for the Company and the Guarantors, to the effect that:

                                                 a) the Company is duly
                               qualified as a foreign corporation and in good standing in each jurisdiction identified in a schedule to such opinion;

                                              b)  (A) each of the Holding
                           Company and ARP is a validly existing corporation in good standing under the laws of the State of its incorporation and (B) each of the Holding Company and ARP has the requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation and in good standing in each jurisdiction identified in a schedule to such opinion;

                                    c)       each of the Holding Company and ARP
                           has the corporate power and corporate authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture and the Securities and to consummate the transactions contemplated hereby and thereby;

                                    d)       all of the issued and outstanding
                           shares of capital stock of ARP have been duly and validly authorized and issued, and to the knowledge of such counsel are fully paid and nonassessable. Based solely on a review of the stock record books of ARP, an inquiry of certain officers of ARP and a review of certain resolutions, the shares of capital stock of ARP are owned directly by the Company free and clear of any Lien except with respect to Liens incurred to secure indebtedness to be incurred under the New Credit Facility;

                                    e)       each of this Agreement, the
                           Registration Rights Agreement, the Indenture and the Securities has been duly authorized, executed and delivered by ARP and the Holding Company and constitutes a valid and legally binding agreement of the Holding Company and APR, enforceable against each of them in accordance with its terms subject to appli-cable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable;

                                    f)       no authorization, approval, consent
                           or order of, or filing with, any court or governmental body or agency is required under the Applicable Laws (as defined below) for the issuance and sale of the Securities pursuant to this Agreement, (except with respect to state securities or Blue Sky laws or regulations as to which such counsel need express no opinion); the execution and delivery of this Agreement, the Registration Rights Agreement, the Indenture and the Securities and the consummation of the transactions contemplated hereby and thereby will not (A) result in a breach or violation of the certificate of incorporation or bylaws or any material agreement or instrument known to such counsel to which the Company or either of the Guarantors is a party or by which any of them is bound of the Company or the Guarantors or (B) constitute a default under statutes, rules or regulations of the State of New York, the federal laws of the United States or the General Corporation Law of the State of Delaware which in such counsel's experience are normally applicable to the transactions contemplated by such agreements (other than state securities or blue sky laws as to which such counsel need express no opinion) (collectively, "Applicable Laws") to which the Company or the Guarantors is bound or to which any of their properties is subject, which default would have a Material Adverse Effect;

                                    g)       to the knowledge of such counsel
                           based upon an officer's certificate as to material agreements and instruments, there are no material agreements or instruments to which the Company or any of the Guarantors is a party or by which any of them may be bound that is not described in the Offering Memorandum and which would be required to be described if the Offering Memorandum were a prospectus included in a registration statement or Form S-1;

                                    h)       the statements in the Offering
                           Memorandum under the captions "Risk Factors - Legal Matters" and "Business - Legal Matters" insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate in all material respects and provide a fair summary of such matters;

                                    i)       neither the Company nor any of the
                           Guarantors is in violation of its respective charter or bylaws; and

                                    j)       to the best knowledge of such
                           counsel based on a review of auditors' response letters and inquiry of responsible Officers of the Company, there are no material current or pending legal or governmental actions, suits or proceedings which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 and are not so described.

                           iv)      an opinion (in a form reasonably
         satisfactory to you and your counsel), dated the Closing Date, of Piper & Marbury, regulatory counsel for the Company and the Guarantors, to the effect that:

                                    a)       to such counsel's knowledge,
                           there are no material legal or governmental proceedings by the U.S. Food and Drug Administration ("FDA") or similar federal or state regulatory officials and bodies pending that are not described or referred to in the Offering Memorandum;

                                    b)       to such counsel's knowledge, the
                           Company has, and maintains in full force and effect, all necessary licenses, permits, approvals, certificates, consents, orders and other authorizations of and from the FDA and similar federal or state governmental regulatory officials and bodies necessary to conduct its business as described in the Offering Memorandum; and

                                    c)       to the best of such counsel's
                           knowledge, the statements in the Offering Memorandum under the captions "Risk Factors -- Governmental Regulation" and "Business -- Regulatory Matters" that relate to matters of food and drug law insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate in all material respects and provide a fair summary of such matters;

                                    d)       the Company has certified to such
                           counsel that it is in substantial compliance with applicable decrees of the FDA, the Federal Trade Commission and other state or local regulatory agencies that have been brought to such counsel's attention and such counsel does not know of any facts that contradict such representation; and

                                    e)       the product labeling, advertising
                           and other promotional materials that the Company has submitted to such counsel for review do not give rise to a substantial expectation that enforcement action would be initiated against those products.

                  In addition, Kramer, Levin and Kelley Drye shall state that although such counsel has not undertaken to investigate or verify independently, and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except to the extent expressly referred to in clauses (i)(d) and (iii)(h) above), during the course of such counsel's participation in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and you, at which the contents of the Offering Memorandum were discussed, no facts have come to the attention of such counsel which cause it to believe that (except for financial statements, notes thereto, financial statements schedules, other financial data included therein or information derived therefrom as to which such counsel need not express any belief) the Offering Memorandum, as of the date thereof and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinions, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and other representatives of the Company, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Guarantors provided that copies of any such statements or certificates shall be delivered or otherwise made available to your counsel.

                                    (k)      You shall have received an opinion,
                           as to certain of the matters set forth above, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps"), counsel for the Initial Purchasers, in form and substance reasonably satisfactory to you. In rendering such opinion, Skadden Arps may rely, as to matters of Utah law, to the extent such counsel deems proper on the opinions set forth in paragraph (j)(ii) above.

                                    (l)      You shall have received an opinion
                           from Murray, Devine & Co., Inc. in form and substance satisfactory to the Initial Purchases that the Transactions will not render the Company insolvent, leave the Company with inadequate or unreasonably small capital or result in the Company incurring indebtedness beyond its ability to repay as such indebtedness matures.

                                    (m)      You shall have received letters on
                           and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former, based on limited procedures), in form and substance reasonably satisfactory to you, from Deloitte & Touche LLP, Held, Kranzler and Company, and Dodge Evans & Co., independent public accountants, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                                    (n)      Skadden Arps shall have been
                           furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                                    (o)      Prior to the Closing Date, the
                           Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

                                    (p)      The Initial Purchasers shall have
                           been furnished with a copy of the opinions delivered on behalf of GEI, the Company, ARP and the Holding Company in connection with the Acquisition and the Bank Agreements, which opinions shall expressly state that the Initial Purchasers are justified in relying upon the opinions therein.

                  All opinions, certificates, letters and other documents required by this Section 7 to be delivered by the

Company and the Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

         8. Defaults. If on the Closing Date, any of the Initial Purchasers shall fail or refuse to purchase Securities which it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Securities that such defaulting Initial Purchaser(s) agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Securities that all of the Initial Purchasers are obligated to purchase on such Closing Date, each non-defaulting Initial Purchaser shall be obligated to purchase the amount of the Securities that such defaulting Initial Purchaser(s) agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 hereof be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of Securities, without the written consent of such Initial Purchaser. If, on the Closing Date, any of the Initial Purchasers shall fail or refuse to purchase Securities in an aggregate principal amount that exceeds 10% of such total principal amount of the Securities and arrangements satisfactory to the other Initial Purchaser(s) and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser(s), the Company or the Guarantors, except as otherwise provided in Section 9 hereof. In any such case that does not result in termination of this Agreement, the Initial Purchasers and the Company may agree to postpone the Closing Date for not longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Initial Purchaser from liability in respect of any default by such Initial Purchaser under this Agreement.

         9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date of this Agreement, any Material Adverse Change occurs, which, in your judgment, makes it impracticable or inadvisable to market the Securities in the manner contemplated in the Offering Memorandum or to enforce contracts for sale of the Securities, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in your judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or markets, (iv) any declaration of a general banking moratorium by either Federal or New York authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (vi) the enactment, publication, decree, or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which would, in your judgment, have a Material Adverse Effect, or (vii) the Securities or any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, provided, that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of any Initial Purchaser, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities or materially impair the investment quality of the Securities.

                  The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, the Guarantors, their respective officers and directors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Initial Purchasers or by or on behalf of the Company or the Guarantors, its officers or directors or any controlling person thereof, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

                  If this Agreement shall be terminated by the Initial Purchasers pursuant to clause (i) or (vii) of the second paragraph of this
Section 9 or because of the failure or refusal on the part of the Company or the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Guarantors agree to reimburse you for all out-of-pocket expenses incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 4(h) hereof.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Securities from any of the Initial Purchasers merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser of the Securities from you is intended to be a beneficiary of the Company's covenants contained in the Registration Rights Agreement to the same extent as if the Securities were sold and those covenants were made directly to such purchaser by the Company, and each such purchaser shall have the right to take action against the Company to enforce, and obtain damages for any breach of, those covenants.

         10. Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company or the Guarantors, at 2120 Smithtown Avenue, Ronkonkoma, New York 11779, Attention:
Philip M. Kazin, Esq., with copies to Kelley Drye & Warren, Two Stamford Plaza-281 Tresser Boulevard, Stamford, Connecticut

06901, Attention: John T. Capetta, Esq. and Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, 40th Floor, New York, New York 10022, Attention: Howard A. Sobel, Esq., (b) if to any Initial Purchaser, to Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention:
Syndicate Department, with a copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, Attention: Mark C. Smith, Esq., or in any case to such other address as the person to be noti- fied may have requested in writing.

         11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and other persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

        This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and you.

                                                Very truly yours,

                                                NATUR-PHARMA INC.

                                                By: /s/ Brian Blechman
                                                    --------------------------
                                                    Name: Brian Blechman
                                                    Title: Vice President


                                                ADVANCED RESEARCH PRESS, INC.

                                                By: /s/ David Blechman
                                                    --------------------------
                                                    Name: David Blechman
                                                    Title: President


                                                TLG LABORATORIES HOLDING CORP.

                                                By: /s/ Jennifer Holden Dunbar
                                                    --------------------------
                                                    Name: Jennifer Holden Dunbar
                                                    Title: President


The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CHASE SECURITIES INC.

By: Donaldson, Lufkin & Jenrette
    Securities Corporation

By: /s/ Donald S. Kinsey
    ---------------------------
    Name: Donald S. Kinsey
    Title: Vice President

                                   SCHEDULE A

                                                        Principal Amount
                                                         of Securities
                                                        ----------------
Donaldson, Lufkin & Jenrette
  Securities Corporation............................... $ 60,000,000

Chase Securities Inc. ................................. $ 40,000,000

        Total.......................................... $100,000,000
                                                        ============